Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (Nos. 333-

231143 and 333-249319), Form S-3 (Nos. 333-244367, 333-252587 and 333-276746) and Form S-8

(Nos. 333-219158, 333-224785, 333-230592, 333-237480, 333-254659, 333-258717, 333-279049 and

333-276748) of our report dated April 7, 2025, with respect to the consolidated financial statements of

Rein Therapeutics, Inc. as of and for the year ended December 31, 2024, included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

New York, New York

March 26, 2026